EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT

    AGREEMENT, dated March 18, 1996, by and between E. Phillip Smoot (the "Executive") and Park Electrochemical Corp., a New York corporation (the "Company").

    WHEREAS, the Executive is presently employed by the Company as an Executive Vice President; and

    WHEREAS, the Board of Directors of the Company (the "Board") desires to continue to employ the Executive and the Executive desires to continue to furnish services to the Company on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties hereby agree as follows:

    1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth.

    2. Term. The period of employment of the Executive by the Company hereunder (the "Employment Period") shall commence effective March 1, 1996 (the "Effective Date") and shall end on February 28, 1999, unless sooner terminated as provided in Section 7; provided, however, that, if a Change in Control (as defined in Section 7(e)) shall have occurred during the Employment Period, the Employment Period shall continue in effect for at least twenty-four (24) months subsequent to the month in which such Change in Control occurs.

    3. Position and Duties. During the Employment Period, the Executive shall continue to serve as W an Executive Vice President of the Company and
(ii) the President and Chief Executive Officer and a director of Nelco International Corporation, a subsidiary of the Company. In addition, during the Employment Period, the Company will use its best efforts to cause the Executive to be nominated and elected as a member of the Company's Board and, if so elected, the Executive agrees to serve as a director of the Company. The Executive shall report directly to the Company's President. The Executive shall have such responsibilities and authority as may from time to time be assigned to the Executive by the Company's President provided that such responsibilities and authority are consistent with the Executive's positions as stated herein. The Executive agrees to devote substantially all of his working time and efforts to the performance of his duties as set forth herein.

    4. Place of Performance. The Executive's place of employment shall be at the principal executive offices of Nelco International Corporation, except for reasonably required travel on the Company's business.

    5.     Compensation and Related Matters.

           (a) Base Salary. As compensation for.the performance by the Executive of his obligations hereunder, during the Employment Period, the Company shall pay the Executive a base salary at the rate of $325,000 per annum ("Base Salary"). Base Salary may be increased in the discretion of the Company and, if so increased, shall not thereafter during the Employment Period be decreased.

           (b) Bonuses. During the Employment Period, the Executive shall be eligible to receive such annual bonus (the "Annual Bonus") as the Company may determine in its discretion and consistent with past practice, based upon the achievement of performance goals as established by the Company at the beginning of each fiscal year.

           (c) Expenses. The Company shall promptly reimburse the Executive for all reasonable business expenses incurred during the Employment Period and during the Consulting Period (as defined in Section 61 by the Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

           (d) Supplemental Account. Each year during the Employment Period, an amount equal to the excess of W the sum of (x) the amount contributed by the Company to the Park Electrochemical Corp. Employees, Profit-Sharing Plan, as amended (the "Plan"), for such year plus (y) any amounts forfeited by other participants in the Plan during such year, which sum, but for the limitations imposed by section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and by Section 4.14 of the Plan, would have been allocated to the Executive's account under the Plan, over
(ii) the amount of contributions and forfeitures actually credited to the Executive's account for such year, shall be credited by the Company to the separate account previously established and currently maintained by the Company for the Executive (the "Account"). In addition, interest shall be credited annually to the Account at the same rate as net income, gains or profits are earned on the Plan assets. Payments to the Executive from the Account shall be made as and when distributions are made to the Executive from the Plan and in the same proportion of the Account which the Plan distribution bears to the Executive's account balance under the Plan. The parties recognize and agree that the payments to be made by the Company to the Executive from the Account are unsecured obligations of the Company, that the Executive is only a general creditor of the Company in that respect and that the amounts in the Account are assets of the Company which are available to satisfy the claims of the Company's creditors generally.

           (e) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans and arrangements currently maintained by the Company, in accordance with the terms of such plans and arrangements, and shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

           (f) Automobile. The Company shall continue to furnish to the Executive an automobile in accordance with past practice.

    6. Consultancy. Upon expiration of the Employment Period and provided that the Executive has continued in the Company's employ throughout the Employment Period pursuant to this Agreement, then if the Company and the Executive so agree, the Executive shall serve as a consultant to the Company for a period of up to five years (the "Consulting Period"). During the Consulting Period, the Executive shall make himself available to advise and consult with officers and other employees of the Company so that the Company may continue to have the benefit of his experience and knowledge of the affairs of the Company and of his reputation and contacts in the industries in which the Company is engaged in business. The Executive shall be free, during the Consulting Period, to devote the balance of his time and attention to such other business enterprises or activities as he may see fit, subject to the restrictive covenant set forth in Section 11. During the Consulting Period, the Executive's compensation shall be at the rate of $75,000 per annum and he shall be entitled to the same medical and other welfare benefits as are in effect on the date of his retirement. The Consulting Period may terminate at any time upon 60 days' prior written notice by either the Company or the Executive and shall terminate upon the Executive's death.

    7. Termination. The Executive's employment hereunder may be terminated during the Employment Period without any breach of this Agreement only under the circumstances set forth in the following subsections (a),
(b), (c) and (d):
           (a) Death. The Executive's employment hereunder shall terminate upon his death.

           (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 8(a) hereof) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder for "Disability."

           (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the occurrence of any of the following events:

           (i) the conviction of the Executive for the commission of a felony; or

           (ii) the willful and continuing failure by the Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by the Executive for Good Reason) that has not been fully cured within ten (10) days following the date on which demand for substantial performance is delivered by the Company in writing, specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties; or

           (iii) the willful misconduct by the Executive (including, but not limited to, breach by the Executive of the provisions of Section 11) that is demonstrably and materially injurious to the Company or its subsidiaries, whether monetarily or otherwise.

On and after the occurrence of a Change in Control, the Executive's employment may not be terminated for Cause unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in this Section 7(c) and specifying the particulars thereof in detail. For purposes of this Section 7(c), no act or failure to act on the Executive's part shall be considered "willful" unless done or failed to be done by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

           (d) Good Reason. On and after the occurrence of a Change in Control, the Executive may terminate his employment during the Employment Period hereunder for Good Reason. "Good Reason" shall mean the occurrence (on or after a Change in Control), without the written consent of the Executive, of an event constituting a material breach of this Agreement by the Company that has not been fully cured within ten (10) days after written notice thereof has been given by the Executive to the Company, provided that, without limiting the generality of the foregoing, any one of the following events shall constitute Good Reason:

           (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature of the Executive's responsibilities from those in effect immediately prior to the Change in Control;


           (ii) a reduction by the Company in the Executive's Base Salary as in effect immediately prior to the Change in Control;

           (iii) the relocation of the Executive's principal place of employment to a location more than twenty-five (25) miles from the place of such employment immediately prior to the Change in Control;

           (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due;

           (v) the failure by the Company to provide the Executive with compensation plans which, in the aggregate, provide the Executive with substantially comparable compensation opportunities to those compensation opportunities for which the Executive was eligible immediately prior to the Change in Control;

           (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

           (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 8(a) or that does not comply with Section 7(c), if applicable (and for purposes of this Agreement, no such purported termination shall be effective); or

           (viii) the failure of a successor to the Company to expressly assume and agree to perform this Agreement pursuant to Section 13(a).

The Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

    (e) Definition of Change in Control. For purposes of this Agreement, a "Change in Control', of the Company shall mean the occurrence of any one of the following events:

           (i) any Person (as defined below) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) , directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

           (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

           (iii) there is consummated a merger or consolidation of the Company or a direct or indirect subsidiary thereof with any other corporation other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 35-. or more of the combined voting power of the Company's then outstanding securities; or

           (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least a majority of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 7(e), "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include W the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or Uv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

    8.     Termination Procedure.

           (a) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive on and after a Change in Control (other than termination pursuant to Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

           (b) Date of Termination. "Date of Termination" shall mean, as applicable, the date of death or the date specified in the Notice of Termination, which, following a Change in Control, shall not be prior to the date on which a Notice of Termination is given; provided, however, that, following a Change in Control, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined.

           (c) Compensation During Dispute. If a purported termination occurs on or after a Change in Control, and such termination is disputed in accordance with subsection (b) of this Section 8, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation and employee benefit plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination.
Amounts paid under this Section 8 (c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

    9.     Compensation upon Termination or During Disability.

           (a) Disability; Death. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period") I the Executive shall con-tinue to receive his full Base Salary at the rate in effect at the beginning of such period, reduced by any compensation payable to the Executive under the Company's disability plan, if any, as in effect during such period, until his employment is terminated for Disability pursuant to Section 7(b)
 . For the two-year period following the Executive's termination for Disability pursuant to Section 7(b), the Executive shall receive fifty percent (50%) of his Base Salary, reduced by any compensation payable to the Executive under the Company's disability plan, if any, as in effect during such period. Subsequent to the two-year period following the termination of the Executive's employment pursuant to Section 7 (b), or in the event the Executive's employment is terminated by reason of his death, the Company shall have no further obligations to the Executive under this Agreement and the Executive's benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

           (b) By Company without Cause or by the Executive for Good Reason. If the Executive's employment is terminated by the Company other than for Cause or Disability or by the Executive for Good Reason, then --

           (i) in addition to any amounts due the Executive pursuant to Sections 5(a) or 5(b), the Company shall continue to pay to the Executive (or his legal representatives or estate) his Base Salary as in effect on the Date of Termination for the remainder of the Employment Period or, if greater, for one year; provided, however, that if such termination occurs on or after a Change in Control, then the Company shall pay to the Executive a lump sum amount, in cash, equal to three
    (3) times the sum of Base Salary (at the rate in effect immediately prior to the occurrence of the circumstance giving rise to the Notice of Termination) and the Annual Bonus awarded in respect of the fiscal year immediately prior to the fiscal year in which occurs the Change in Control or the Date of Termination, whichever resulting bonus is greater; and

           (ii) the Company shall maintain in full force and effect, for the continued benefit of the Executive and his dependents for the remainder of the Employment Period or, if greater, for one year, all employee welfare benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs; provided, however, that if such termination occurs on or after a Change in Control, then such benefit plans and programs shall be continued for a period of three (3) years. In the event that the Executive's par-ticipation in any such plan or program is barred, the Company shall arrange to provide the Executive and his dependents with benefits substantially similar to those which the Executive and his dependents would otherwise have been entitled to receive under such plans and programs from which their continued participation is barred.

           (c) By Company for Cause or by the Executive Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay the Executive his Base Salary (at the rate in effect at the time Notice of Termination is given) through the Date of Termination, and the Company shall have no additional obligations to the Executive under this Agreement except as set forth in subsection (d) of this Section 9.

           (d) Upon Expiration of the Agreement. if the Executive's employment is terminated by the Company upon the expiration of the Employment Period, the Company shall W continue to pay to the Executive (or his legal representatives or estate) his Base Salary as then in effect for one year and (ii) continue coverage under the Executive's employee welfare benefit plans and arrangements described in Section 9(b)(iii) for one year; provided, however, the provisions of this Section 9(d) shall not be applicable if the Company and the Executive agree, in accordance with
Section 6, that the Executive shall continue to serve as a consultant to the Company.

           (e) Compensation Plans. Following any termination of the Executive's employment, the Company shall pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termi-nation under any compensation plan or program of the Company, at the time such payments are due.

           (f) Reduction. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement (the "Severance Payments") or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments") would not be deductible (in whole or part) by the Company, an affiliate or Person making such payment or providing such benefit as a result of section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of section 28OG of the Code in such other plan, arrangement or agreement), the cash Severance Payments shall first be reduced (if necessary, to zero), and all other Severance Payments shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect (at any time prior to the delivery of a Notice of Termination hereunder) to have the noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

    For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel (the "Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), does not constitute a "parachute payment" within the meaning of section 28OG(b)(2) of the Code, including by reason of section 28OG(b)(4)(A) of the Code, (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses W or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 28OG(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions by reason of section 28OG of the Code, in the opinion of the Tax Counsel, and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 28OG(d)(3) and (4) of the Code.

           (g)   Time of Payments.  The lump sum payments provided for in
Section 9(b) shall be made not later than the fifth day following the Date of Termination; Provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Company shall pay the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

    10. Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for the Executive by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for the Executive hereunder be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise except as is hereinafter specifically provided in this Section 10. To the extent that the Executive, during the relevant period described in Section 9(b)(ii), shall receive from a subsequent employer benefits similar to those to be provided under Section 9(b)(ii), the benefits to be provided under the provisions of said Section shall be correspondingly reduced.

    11.    Confidential Information; Noncompetition Requirement.

           (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, confidential information, and knowledge or data relating to the Company and its subsidiaries and their businesses, which shall have been obtained by the Executive at any time during the Executive's employment by the Company (whether during the Employment Period or otherwise) and which shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11(a).

           (b) Noncompetition Requirement. During any period that the Executive is performing services hereunder as an employee or a consultant or in respect of which the Executive is entitled to payment pursuant to Section 9(b)(i) and for an additional period of two (2) years thereafter (the "Additional Period"), the Executive agrees that, without the prior written consent of the Company, he shall not, directly or indirectly, with or without pay, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, manager, investor, lender, advisor, owner, associate or in any other individual or representative capacity, (i) solicit, entice, encourage or otherwise attempt to procure business from any customers (determined as of the Date of Termination) of the Company or a subsidiary thereof for a business that is competitive in any manner whatsoever (a "Competitive Business") with any business in which the Company is then engaged, (ii) solicit, entice or encourage any employee (determined as of the Date of Termination) of the Company or a subsidiary thereof to leave the employ of the Company or any of its subsidiaries, or (iii) engage or participate in any Competitive Business; provided, however, that clause (iii) of this Section 11(b) shall not apply during the Additional Period; and further provided, however, that this Section 11(b) shall have no further force or effect upon the termination of the Executive's employment on or after a Change in Control. If any provision of Section 11(a) or of this Section 11(b) should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such provision shall be modified so that the scope of the provision is reduced only to the minimum extent necessary to render the modified provision valid.

           (c) Injunctive Relief. In the event of a breach or threatened breach of subsections (a) or (b) of this Section 11, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

    12.    Legal Fees.  The Company shall reimburse the Executive         for
any legal fees and expenses incurred by the Executive following a Change in Control in contesting or disputing any termination of the Executive's employment or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder) other than for any such expenses, costs, liabilities or legal fees incurred as a result of the Executive's bad faith or gross negligence. Such payments shall be made at the time specified in Section 9(g), or within five (5) days after the Executive's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 12.

    13.    Successors; Binding Agreement.

           (a) Company's Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if the Company had terminated his employment on or after a Change in Control without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termina-tion. In the event of failure of the Company to obtain such assumption and agreement prior to the effective date of any such succession, the Executive shall have no rights or remedies other than as specifically set forth in the preceding sentence. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

           (b) Executive's Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


    14. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Executive:

    E. Phillip Smoot
    218 Apolena Avenue
    Balboa Island, California 92662

    If to the Company:

    Park Electrochemical Corp.
    5 Dakota Drive
    Lake Success, New York 11042

    Attention: President

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and an appropriate officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be binding on all successors to the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. Any action or proceeding relating to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof, shall be brought exclusively in the courts of the State of New York or of the United States of America for the Eastern District of New York, and the Company and the Executive each hereby accepts the exclusive jurisdiction of the aforesaid courts and the appellate courts thereof. The Company and the Executive each irrevocably consents to service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof registered or certified mail, postage prepaid, to the Company or the Executive at their respective addresses referred to in
Section 14. All references herein to "Sections" pertain to Sections of this Agreement unless otherwise specified. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 9 and of the Executive under Section 11 shall survive the expiration of the term of this Agreement. The compensation and benefits payable to the Executive under this Agreement shall be in lieu of any other severance benefits to which the Executive may otherwise be entitled upon his termination of employment under any severance plan, program, policy or arrangement of the Company.

    16. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


    17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein.

    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                              PARK ELECTROCHEMICAL CORP.


                              /s/ Jerry Shore
                              Name:  Jerry Shore
                              Title: Chairman


                              /s/ E. Phillip Smoot
                              E. Phillip Smoot